Exhibit (d)(14)

AMENDMENT NO.2 TO THE

ROLLOVER AGREEMENT

This Amendment No. 2 (this “Amendment”) is made as of November 29, 2018 by and between Evergreen Parent, L.P., a Delaware limited partnership (“Parent”), and each stockholder of AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), listed on Schedule I hereto (collectively, the “Rollover Investors”) to amend that certain Rollover Agreement (as amended, the “Rollover Agreement”), dated as of March 1, 2018, by and between Parent and the Rollover Investors, as amended by the certain Amendment No. 1 to the Rollover Agreement, dated as of June 6, 2018, by and between Parent and the Rollover Investors. The Company has executed this Amendment for the purposes of confirming its consent to this Amendment as described in Section 2 hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Rollover Agreement.

WHEREAS, pursuant to Section 10.03 of the Rollover Agreement, the Rollover Agreement may be amended with respect to any Rollover Investor by an agreement in writing executed by the Parent and such Rollover Investor and with the prior written consent of the Company;

NOW, THEREFORE, in consideration of the mutual agreements and covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendments to Rollover Agreement. The Rollover Agreement shall be amended as follows:

a.	Schedule I shall be amended and restated in its entirety as set forth on Schedule I hereto.

2.	Consent of the Company. The Company hereby consents pursuant to Section 10.03 of the Rollover Agreement to this Amendment.

3.

Effectiveness. This Amendment shall be effective and binding and the Rollover Agreement shall be deemed amended upon its execution by the applicable Parties and the Company. Except as expressly amended by Section 1 of this Amendment, all terms and provisions of the Rollover Agreement shall be unmodified and remain in full force and effect. On and after the date hereof, each reference to the Rollover Agreement shall mean and be a reference to the Rollover Agreement as amended hereby, and this Amendment and the Rollover Agreement shall be read together and construed as a single instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, Parent and the Rollover Investors have executed this Amendment as of the date first above written.

EVERGREEN PARENT, L.P.

By: its General Partner: Evergreen Parent, GP, LLC

By:	/s/ Barry D. Zyskind
	Name:	Barry D. Zyskind
	Title:	Manager

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR

/s/ Barry D. Zyskind
Barry D. Zyskind

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR

/s/ George Karfunkel
George Karfunkel

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR

/s/ Leah Karfunkel
Leah Karfunkel

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR

/s/ Barry Karfunkel
Barry Karfunkel

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR

/s/ Robert Karfunkel
Robert Karfunkel

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR

/s/ Cindy Brecher
Cindy Brecher

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR

/s/ Joseph Brecher
Joseph Brecher

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR GKARFUNKEL FAMILY LLC

By	/s/ Henry Reinhold
Name: Henry Reinhold
Title: Manager

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR

/s/ Esther Zyskind
Esther Zyskind

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR YEHUDA & ANNE NEUBERGER FOUNDATION

By	/s/ Mark B. Terrill
Name: Mark B. Terrill
Title: Director

[Signature Page to Amendment to the Rollover Agreement]

ROLLOVER INVESTOR ASSOCIATED JEWISH CHARITIES OF BALTIMORE

By	/s/ Mark B. Terrill
Name: Mark B. Terrill
Title: Director

[Signature Page to Amendment to the Rollover Agreement]

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Adam Karkowsky
Name:	Adam Karkowsky
Title:	Executive Vice President

[Signature Page to Amendment to the Rollover Agreement]

SCHEDULE I

Rollover Investor	Rollover Shares	Value of Rollover Shares	LP Interests to be Received	Notice Address
Barry Zyskind	29,359,994	$396,359,919.00	Common Partnership Units with a value of $396,359,919.00	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
Leah Karfunkel	22,101,025	$298,363,837.50	Common Partnership Units with a value of $298,363,837.50	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
George Karfunkel	32,438,408	$437,918,508.00	Common Partnership Units with a value of $437,918,508.00	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
Barry Karfunkel*	333,540	$4,502,790.00	Common Partnership Units with a value of $4,502,790.00	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
	5,354,753	$72,289,165.50	Class A Partnership Units with a value of $72,289,165.50
Robert Karfunkel*	217,769	$2,939,881.50	Common Partnership Units with a value of $2,939,881.50	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
	2,945,113	$39,759,025.50	Class A Partnership Units with a value of $39,759,025.50
Cindy Brecher*	143,636	$1,939,086.00	Common Partnership Units with a value of $1,939,086.00	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
Joseph Brecher	3,040	$41,040.00	Common Partnership Units with a value of $41,040.00	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind

[Schedule I to Amendment to Rollover Agreement]

GKarfunkel Family LLC	12,851,405	$173,493,967.50	Class A Partnership Units with a value of $173,493,967.50	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
Esther Zyskind	2,945,113	$39,759,025.50	Class A Partnership Units with a value of $39,759,025.50	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
Yehuda & Anne Neuberger Foundation	3,200,000	$43,200,000.00	Common Partnership Units with a value of $43,200,000.00	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind
Associated Jewish Charities of Baltimore	400,000	$5,400,000.00	Common Partnership Units with a value of $5,400,000.00	c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Barry Zyskind

*

The obligations of such Rollover Stockholder set forth in Section 7.01 of this Agreement are subject in all respects to the obligations of such Rollover Stockholder set forth in that certain Common Stock Purchase Agreement, dated May 25, 2017, by and among the Company, such Rollover Stockholder and the other parties thereto.

[Schedule I to Amendment to Rollover Agreement]